UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 17, 2014

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive, 4th Floor,

Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 598-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Issuance of 5.375% Senior Notes due 2022 and 5.750% Senior Notes due 2025

On November 20, 2014, Equinix, Inc. (the “Company”) consummated the issuance and sale of $750,000,000 aggregate principal amount of its 5.375% Senior Notes due 2022 (the “2022 Notes”) and $500,000,000 aggregate principal amount of its 5.750% Senior Notes due 2025 (the “2025 Notes” and, together with the 2022 Notes, the “Notes”), pursuant to an underwriting agreement (the “Underwriting Agreement”), filed herewith as Exhibit 1.1, dated November 17, 2014, between the Company and J.P. Morgan Securities LLC, as representative of the several underwriters named in Schedule II thereto. The Notes were issued pursuant to an indenture dated November 20, 2014 (the “ Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated November 20, 2014 with respect to the 2022 Notes (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated November 20, 2014 with respect to the 2025 Notes (the “Second Supplemental Indenture”, and, together with the Base Indenture and the First Supplemental Indenture, the “Indentures”).

The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (No. 333-200294) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission on November 17, 2014, including the prospectus contained therein dated November 17, 2014, a preliminary prospectus supplement dated November 17, 2014 and a final prospectus supplement dated November 17, 2014.

The Company intends to use approximately $846.0 million of the net proceeds of the offering to redeem its outstanding 7.00% senior notes due 2021 (the “2021 Notes”) pursuant to the optional redemption provisions of such notes and for general corporate purposes, which may include capital expenditures, distributions to our stockholders in connection with the Company’s proposed conversion to a real estate investment trust, working capital and potential acquisitions and strategic transactions. On November 20, 2014, the Company requested that the trustee for the 2021 Notes give notice of redemption in the Company’s name to the holders of the 2021 Notes pursuant to Sections 3.03 and 3.07 of the indenture governing the 2021 Notes (the “2021 Indenture”). Once notice of redemption is delivered, amounts outstanding under the 2021 Notes will become irrevocably due and payable on the redemption date at the redemption price of 100% of the principal amount of the 2021 Notes, plus the Applicable Premium (as defined in the 2021 Indenture) as of the redemption date, plus any accrued and unpaid interest thereon up to but not including the redemption date. The Company expects to redeem the 2021 Notes in December 2014.

The 2022 Notes will bear interest at the rate of 5.375% per annum and will mature on January 1, 2022. The 2025 Notes will bear interest at the rate of 5.750% per annum and will mature on January 1, 2025. Interest on the Notes is payable in cash on January 1 and July 1 of each year, beginning on July 1, 2015.

The Company may redeem all or a part of the 2022 Notes on or after January 1, 2018 and the 2025 Notes on or after January 1, 2020 on any one or more occasions, at the redemption prices set forth in the Indentures, plus, in each case, accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date. In addition, at any time prior to January 1, 2018, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of each of the 2022 Notes and the 2025 Notes outstanding under the respective supplemental indenture with the net cash proceeds of one or more equity offerings. At any time prior to January 1, 2018 with respect to the 2022 Notes and January 1, 2020 with respect to the 2025 Notes, the Company may also redeem all or a part of the applicable series of Notes at a redemption price equal to 100% of the principal amount of the applicable series of Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, but not including, the date of redemption.

Upon a change of control, as defined in the Indentures, the Company will be required to make an offer to purchase each series of Notes at a purchase price equal to 101% of the principal amount of the applicable series of Notes on the date of purchase, plus accrued interest, if any, to, but excluding, the redemption date.

The Notes are the Company’s general unsecured senior obligations and rank equally with the Company’s other unsecured senior indebtedness. The Notes effectively rank junior to the Company’s secured indebtedness to the extent of the collateral securing such indebtedness and to all liabilities of the Company’s subsidiaries. The Notes are not guaranteed by the Company’s subsidiaries, through which the Company currently conducts substantially all of its operations.

The Indentures contain several restrictive covenants including, but not limited to, limitations on the following: (i) the incurrence of additional indebtedness; (ii) restricted payments; (iii) dividend and other payments restrictions affecting restricted subsidiaries; (iv) the issuance of preferred stock by domestic subsidiaries; (v) liens; (vi) asset sales and mergers and consolidations; (vii) transactions with affiliates; and (viii) future subsidiary guarantees, subject, in each case, to certain exceptions.

The Indentures contain customary terms that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to the Company, the principal amount of the Notes together with any accrued and unpaid interest through the occurrence of such event shall automatically become and be immediately due and payable.

The above descriptions of the Underwriting Agreement, the Indentures and the Notes are qualified in their entirety by reference to the Underwriting Agreement, Base Indenture, the First Supplemental Indenture and Second Supplemental Indenture (including the forms of the Notes included therein), each of which is incorporated by reference into the Registration Statement and which are filed as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4, 4.5, respectively, to this Current Report on Form 8-K.

A copy of the opinion of Davis Polk & Wardwell LLP relating to the validity of the Notes is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 8.01.	Other Events.

On November 17, 2014, the Company issued a press release announcing the proposed offering of the Notes, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein. On November 17, 2014, the Company issued a press release announcing the pricing of the Notes, which is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

On November 20, 2014, the Company requested that the trustee for the 2021 Notes give notice of redemption in the Company’s name to the holders of the 2021 Notes pursuant to Sections 3.03 and 3.07 of the indenture governing the 2021 Notes (the “2021 Indenture”). Once notice of redemption is delivered, amounts outstanding under the 2021 Notes will become irrevocably due and payable on the redemption date at the redemption price of 100% of the principal amount of the 2021 Notes, plus the Applicable Premium (as defined in the 2021 Indenture) as of the redemption date, plus any accrued and unpaid interest thereon up to but not including the redemption date. The Company expects to redeem the 2021 Notes in December 2014.

Although the Company expects to record a loss on debt extinguishment relating to redemption of the 2021 Notes of approximately $106 million in the fourth quarter of 2014, which includes the make-whole payment, write-off of unamortized debt issuance costs and other transaction-related fees, the redemption of the 2021 Notes is expected to be net present value positive for the Company.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1*	Underwriting Agreement, dated November 17, 2014 between Equinix, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters named in Schedule II thereto

4.1*	Indenture, dated as of November 20, 2014, between Equinix, Inc. and U.S. Bank National Association, as trustee

4.2*	First Supplemental Indenture, dated as of November 20, 2014, between Equinix, Inc. and U.S. Bank National Association, as trustee

4.3*	Form of 5.375% Senior Notes due 2022 (included in Exhibit 4.2)

4.4*	Second Supplemental Indenture, dated as of November 20, 2014, between Equinix, Inc. and U.S. Bank National Association, as trustee

4.5*	Form of 5.750% Senior Notes due 2025 (included in Exhibit 4.4)

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

99.1*	Launch Press Release issued by Equinix, Inc. on November 17, 2014

99.2*	Pricing Press Release issued by Equinix, Inc. on November 17, 2014

*	Filed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

Date: November 20, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Underwriting Agreement, dated November 17, 2014 between Equinix, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters named in Schedule II thereto

4.1*	Indenture, dated as of November 20, 2014, between Equinix, Inc. and U.S. Bank National Association, as trustee

4.2*	First Supplemental Indenture, dated as of November 20, 2014, between Equinix, Inc. and U.S. Bank National Association, as trustee

4.3*	Form of 5.375% Senior Notes due 2022 (included in Exhibit 4.2)

4.4*	Second Supplemental Indenture, dated as of November 20, 2014, between Equinix, Inc. and U.S. Bank National Association, as trustee

4.5*	Form of 5.750% Senior Notes due 2025 (included in Exhibit 4.4)

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

99.1*	Launch Press Release issued by Equinix, Inc. on November 17, 2014

99.2*	Pricing Press Release issued by Equinix, Inc. on November 17, 2014

*	Filed herein.